Exhibit 10.2

EXECUTION VERSION

FORBEARANCE

FORBEARANCE, dated as of November 30, 2016 (this “Agreement”), by and among Memorial Production Partners LP., a Delaware limited partnership (the “Partnership”), Memorial Production Finance Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), each of the undersigned entities listed as guarantors (the “Guarantors” and, together with the Issuers, the “Note Parties”), and each of the undersigned beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of the 2021 Notes (as defined below) (collectively, the “Holders”).

WHEREAS, the Issuers are the issuers under that certain Indenture, dated as of April 17, 2013, among the Issuers, the Guarantors and Wilmington Trust, National Association, as successor trustee (the “Trustee”) (as amended, modified or supplemented prior to the date hereof, the “2021 Indenture” and, the notes issued thereunder, the “2021 Notes”);

WHEREAS, the Issuers failed to make the interest payment due on November 1, 2016 on the 2021 Notes as required pursuant to the 2021 Indenture (the “November Interest Payment”), and the default for 30 days in the payment when due of interest on the 2021 Notes constitutes an Event of Default under the 2021 Indenture (such default, the “Interest Default”);

WHEREAS, upon the occurrence of an Event of Default and so long as such Event of Default is continuing, the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding 2021 Notes may declare all of the 2021 Notes to be due and payable immediately, and exercise all other rights and remedies available under the 2021 Indenture;

WHEREAS, the holders of a majority in aggregate principal amount of the then outstanding 2021 Notes may, by written notice to the Trustee, rescind an acceleration if the rescission would not conflict with any judgment or decree;

WHEREAS, the Holders collectively hold a majority in aggregate principal amount of the 2021 Notes outstanding, and have formed an ad hoc group (the “Ad Hoc Group”) for the purposes of entering into restructuring discussions with the Note Parties;

WHEREAS, the Note Parties have requested that the Holders, and the Holders have agreed to, subject to the terms and conditions set forth herein, temporarily forbear from accelerating the 2021 Notes or directing the Trustee to accelerate the 2021 Notes with respect to the Interest Default in order to permit the Note Parties to continue discussions regarding a restructuring transaction; and

WHEREAS, terms used but not otherwise defined herein shall have the meanings given to them in the 2021 Indenture.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Forbearance.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 3 below and the continued satisfaction of the conditions set forth in Section 4 below, respectively, as of the date hereof, each Holder hereby agrees that during the period beginning on the date hereof and ending on the Forbearance Termination Date (the “Forbearance Period”), it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the Holders (or any registered Holders of Notes) or the

Trustee under the 2021 Indenture or the 2021 Notes or otherwise, including, without limitation, any action to accelerate, or join in any request for acceleration of, the 2021 Notes (“Remedial Action”) under the 2021 Indenture or the 2021 Notes, solely with respect to the Interest Default (such forbearance, the “Forbearance”). As used herein, “Forbearance Termination Date” means the earliest to occur of (a) 11:59 p.m. (New York City time) on December 7, 2016, (b) the occurrence of any Event of Default other than the Interest Default and (c) two (2) calendar days following written notice from any Holder of any breach by any Note Party of any of the conditions or agreements provided in this Agreement (which breach remains uncured during such period).

(b) This Agreement shall in no way be construed to preclude any Holder from acquiring or selling 2021 Notes to the extent permitted by applicable law. However, such Holder shall, automatically and without further action, remain subject to this Agreement with respect to any 2021 Notes so acquired. The foregoing forbearances shall not be construed to impair the ability of the Holders or the Trustee to exercise any rights or remedies under the 2021 Indenture or take any Remedial Action (x) at any time after the Forbearance Period or (y) during the Forbearance Period, for Defaults or Events of Default other than the Interest Default, and, except as provided herein, nothing shall restrict, impair or otherwise affect the exercise of the Holders’ or the Trustee’s rights under this Agreement, the 2021 Indenture or the 2021 Notes.

(c) With respect to the Forbearance, each Holder’s agreements, as provided herein, shall immediately terminate without requirement for any notice, demand or presentment of any kind on the Forbearance Termination Date, and the Note Parties at that time shall be obligated to comply with and perform all terms, conditions and provisions of the 2021 Indenture and the 2021 Notes without giving effect to the Forbearance, and the Trustee and the Holders may at any time thereafter proceed to exercise any and all of their rights and remedies, including, without limitation, their rights and remedies in connection with the Interest Default and any other Defaults or Events of Default under the 2021 Indenture or rights under this Agreement, to the extent continuing.

(d) The Holders hereby request that during the Forbearance Period the Trustee not take, and direct the Trustee not to take, any Remedial Action solely with respect to the Interest Default. The Parties hereto agree that this Agreement may be delivered to the Trustee on any date during the Forbearance Period as a direction contemplated by Sections 6.05 or 6.06 of the Indenture, and that the Holders shall, upon request from the Issuers, provide such further direction to the Trustee as may be necessary to effectuate the intent of the foregoing. In the event that any Person takes any action to declare all of the 2021 Notes immediately due and payable pursuant to Section 6.02 of the 2021 Indenture during the Forbearance Period solely due to the Interest Default, the Holders agree to, by written notice to the Trustee, rescind and cancel such acceleration to the fullest extent permitted under the 2021 Indenture.

Section 2. Representations and Warranties.

By its execution of this Agreement, each Note Party hereby represents and warrants to the Holders that:

(a) Each Note Party has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each Note Party enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(b) Neither the execution, delivery or performance by any Note Party of this Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of applicable law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Note Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Note Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement, limited partnership agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Note Party.

Section 3. Conditions Precedent. The effectiveness of this Agreement and the obligations of the Holders hereunder are subject to the satisfaction, or waiver by the Holders, of the following conditions (the date upon which all such conditions are met, the “Forbearance Effective Date”):

(a) Counterparts. The execution of this Agreement by each Note Party and Holders constituting 51.7% of the outstanding 2021 Notes as of the date hereof.

(b) No Default. No Default or Event of Default other than the Interest Default shall have occurred and be continuing as of the date the condition set forth in Section 3(a) is satisfied.

(c) Professional Fees. All fees and expenses incurred and invoiced prior to the Forbearance Effective Date due and owing to Davis Polk & Wardwell LLP or Miller Buckfire & Co., LLC, as advisors to the Ad Hoc Group, shall have been paid or reimbursed by the Note Parties.

Section 4. Forbearance Continuing Conditions. The continued satisfaction of each of the following shall be a condition to the Forbearance:

(a) No voluntary petition for relief under any Bankruptcy Law is filed by any Note Party; and

(b) No involuntary petition for relief under any Bankruptcy Law is filed against the Issuer or any Note Party that would constitute a Significant Subsidiary.

Section 5. Representation of the Holders. Each Holder severally (but not jointly) represents that, as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the 2021 Notes set forth on the signature page hereof beneath its name, and has all necessary power and authority to enter into this Agreement, grant the Forbearance with respect to such Notes and perform its obligations hereunder.

Section 6. Confidentiality. Each of the Note Parties shall not disclose to any person or entity the Holders’ holdings set forth on their respective signature pages to this Agreement or otherwise disclose the Holders’ holdings information (collectively, the “Holder Information”) except: (1) in any legal proceeding relating to this Agreement; provided that the relevant Note Party shall use its reasonable best efforts to maintain the confidentiality of such Holder Information in the context of any such proceeding; (2) to the extent required by law; and (3) in response to a subpoena, discovery request, or a request from a government agency, regulatory authority or securities exchange for information regarding Holder Information or the information contained therein; provided, however, that each of the Note Parties will, to the extent permitted by applicable law or regulation, provide any such Holder with prompt written notice of any such request or requirement so that such Holder may seek, at the Note Parties’ expense, a protective order or other appropriate remedy and each Note Party will fully cooperate with such Holder’s efforts to obtain same. Notwithstanding anything to the contrary in this Section 6, the Note Parties may: (i) disclose the aggregate principal amount of Notes held by the Holders executing this Agreement, taken as a whole; and (ii) to effectuate and evidence the direction to the Trustee contained herein, at any time, and from time to time, during the Forbearance Period, provide the Trustee with an executed copy of this Agreement that includes the individual signature pages of each of the Holders.

Section 7. Notice of Default. The Note Parties shall provide notice to the Holders, through Davis Polk & Wardwell LLP, as soon as possible, but in any event within one (1) Business Day, of the occurrence of any breach of this agreement or additional Default or Event of Default, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be delivered by electronic mail to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Lawrence E. Wieman (lawrence.wieman@davispolk.com), Brian M.

Resnick (brian.resnick@davispolk.com) and

Angela M. Libby (angela.libby@davispolk.com)

Section 8. Effect on the 2021 Indenture. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holders or the Trustee under the 2021 Indenture or the 2021 Notes, and shall not, except as expressly set forth herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the 2021 Indenture or the 2021 Notes or any other provision of the 2021 Indenture or the 2021 Notes, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 9. Payment of Expenses. The Note Parties agree to pay all reasonable and documented fees and expenses incurred by the Ad Hoc Group, and expenses of their respective legal and financial advisors, but no more than one legal counsel, which shall be Davis Polk & Wardwell LLP, one local counsel (if necessary), and one financial advisor, which shall be Miller Buckfire & Co., LLC, and in each case subject to and in accordance with the terms and conditions of any separate engagement or similar letter with any such advisor.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 12. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 13. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Note Parties and the Holders or the Trustee. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

Section 14. Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. This Agreement may not be modified, altered or amended except by an agreement in writing signed by a duly authorized representative of each Note Party and Holders holding a majority of principal amount of the outstanding 2021 Notes held by Holders that are parties hereto as of the date of any such modification, alteration or amendment to this Agreement.

Section 15. Non-Waiver of Default. Neither this Agreement nor any forbearance hereunder shall be deemed a waiver of or consent to the Interest Default or to any other Default or Event of Default of any other term or provision of the 2021 Indenture unless and until the Issuers pay the November Interest Payment together with all defaulted interest thereon, including to the extent lawful, interest payable on the defaulted interest to, but not including, the payment date thereof, at which time this Agreement shall be deemed a full and complete waiver of any default or Event of Default relating solely to the November Interest Payment. The Parties hereto agree that this Agreement may be delivered to the Trustee on or after the date, if any, on which such November Interest Payment is made, as written notice of such waiver contemplated by Section 6.04 of the Indenture and that the Holders shall, upon request from the Issuers, provide such further written notice to the Trustee as may be necessary to effectuate the intent of the foregoing. Each of the Note Parties acknowledges that the Trustee and the Holders have made no representations as to what actions, if any, they will take after the Forbearance Period, and the Trustee and each Holder reserves any and all rights, remedies, and claims it has (after giving effect hereto) with respect to the Interest Default and each other Default or Event of Default that may occur.

Section 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 17. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 18. Release. EACH OF THE NOTE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASING PARTIES”), HEREBY ACKNOWLEDGES AND STIPULATES THAT AS OF THE DATE OF THIS AGREEMENT, NONE OF THE RELEASING PARTIES HAS ANY CLAIMS, CAUSES OF ACTION, DEMANDS OR LIABILITIES OF ANY KIND WHATSOEVER, WHETHER DIRECT OR INDIRECT, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, DISPUTED OR

UNDISPUTED, KNOWN OR UNKNOWN, AGAINST, OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE INDEBTEDNESS, IN EACH CASE WHICH ARISE OUT OF OR ARE RELATED TO THE 2021 NOTES OR THE 2021 INDENTURE (BUT, FOR THE AVOIDANCE OF DOUBT, EXCLUDING CLAIMS, CAUSES OF ACTION, DEMANDS OR LIABILITIES ARISING OUT OF, OR RELATED TO, THIS AGREEMENT) (EACH, A “RELEASED CLAIM”) AGAINST THE HOLDERS OR AGAINST ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, OR REPRESENTATIVES OF ANY OF THE FOREGOING, (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASED PARTIES”). IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE HOLDERS PARTY HERETO TO ENTER INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HEREBY UNCONDITIONALLY WAIVES AND FULLY AND FOREVER RELEASES, REMISES, DISCHARGES AND HOLDS HARMLESS THE RELEASED PARTIES FROM ANY AND ALL RELEASED CLAIMS, WHICH ANY OF THE RELEASING PARTIES HAS OR MAY ACQUIRE IN THE FUTURE RELATING IN ANY WAY TO ANY EVENT, CIRCUMSTANCE, ACTION OR FAILURE TO ACT AT ANY TIME ON OR PRIOR TO THE FORBEARANCE EFFECTIVE DATE, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE, AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE RELEASED PARTIES BY THE RELEASING PARTIES AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

[Signature Pages Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NOTE PARTIES

MEMORIAL PRODUCTION PARTNERS GP LLC

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

MEMORIAL PRODUCTION PARTNERS LP

By:	Memorial Production Partners GP LLC
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

MEMP SERVICES LLC
MEMORIAL PRODUCTION OPERATING LLC

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[Signature Page to the 2021 Notes Forbearance]

EXECUTION VERSION

MEMORIAL ENERGY SERVICES LLC
MEMORIAL MIDSTREAM LLC
BETA OPERATING COMPANY, LLC
COLUMBUS ENERGY, LLC
RISE ENERGY OPERATING, LLC
WHT ENERGY PARTNERS LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

RISE ENERGY MINERALS, LLC
RISE ENERGY BETA, LLC

By:	Rise Energy Operating, LLC,
its sole member

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

WHT CARTHAGE LLC

By:	WHT Energy Partners LLC,
its sole member

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[Signature Page to the 2021 Notes Forbearance]

SAN PEDRO BAY PIPELINE COMPANY

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[Signature Page to the 2021 Notes Forbearance]

HOLDERS

BRIGADE CAPITAL MANAGEMENT LP, on behalf of funds and accounts managed by it

By:	/s/ Scott Hoffman
Name:	Scott Hoffman
Title:	Senior Analyst

Principal Amount of 2021 Notes held: $

CITADEL EQUITY FUND LTD

By: Citadel Advisors LLC, its Portfolio Manager

By:	/s/ Christopher L. Ramsay
Name:	Christopher L. Ramsay
Title:	Authorized Signatory

Principal Amount of 2021 Notes held: $

FIR TREE INC (on behalf of certain investment
Funds under management)

By:	/s/ Evan Lederman
Name:	Evan Lederman
Title:	Authorized Signatory

Principal Amount of 2021 Notes held: $

FRANKLIN ADVISERS, INC., as investment manager on behalf of certain funds and accounts

By:	/s/ Glenn Voyles
Name:	Glenn Voyles
Title:	VP – Director of Portfolio Management

Principal Amount of 2021 Notes held: $

NNIP GLOBAL HIGH YIELD

By:	/s/ Timothy Dowling
Name:	Timothy Dowling
Title:	Lead PM, Global High Yield

Principal Amount of 2021 Notes held: $

[Signature Page to the 2021 Notes Forbearance]

TRUST ASSET MANAGEMENT LLC

By:	/s/ Mark Shinder
Name:	Mark Shinder
Title:	President and CIO

Principal Amount of 2021 Notes held: $

[Signature Page to the 2021 Notes Forbearance]